Exhibit 3.37

Delaware The First State	PAGE 1
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY “TESORO SOUTH COAST COMPANY, LLC” IS DULY FORMED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE THIRTIETH DAY OF MARCH, A.D. 2007.
     AND I DO HEREBY FURTHER CERTIFY THAT THE SAID “TESORO SOUTH COAST COMPANY, LLC” WAS FORMED ON THE TWENTY-NINTH DAY OF MARCH, A.D. 2007.
     AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL TAXES HAVE NOT BEEN ASSESSED TO DATE.

4326489 8300 070379974	/s/ Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 5553303
DATE: 03-30-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:23 PM 03/29/2007
FILED 07:10 PM 03/29/2007
SRV 070379974 — 4326489 FILE
CERTIFICATE OF FORMATION
OF
TESORO SOUTH COAST COMPANY, LLC
     1. The name of the limited liability company is Tesoro South Coast Company, LLC.
     2. The address of its registered office in the State of Delaware is 160 Greentree Drive, Suite 101 in the City of Dover, County of Kent. The name of its registered agent at such address is National Registered Agents, Inc.
     IN WITNESS WHEREOF, the undersigned, has executed this Certificate of Formation of this 29th day of March, 2007.
/s/ Kathryn Clamar
Kathryn Clamar, Authorized Person